Exhibit 21.1
Subsidiaries
Flowserve Corporation

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve S.R.L.	Argentina	100
Flowserve Australia Pty. Ltd.	Australia	100
Thompsons, Kelly & Lewis Pty. Ltd.	Australia	100
Flowserve (Austria) GmbH	Austria	100
Flowserve Compression Systems GmbH	Austria	80
Flowserve Belgium N. V.	Belgium	100
Flowserve Finance Belgium BVBA	Belgium	100
Flowserve FSD N.V.	Belgium	100
Flowserve do Brasil Ltda.	Brazil	100
Flowserve Ltda.	Brazil	100
Flowserve Canada Corp.	Canada	100
Flowserve Canada Holding Corp.	Canada	100
Flowserve Canada Limited Partnership	Canada	100
Flowserve Nova Scotia Holding Corp.	Canada	100
Flowserve Chile S.A.	Chile	100
Flowserve Shanghai Limited	China	100
Flowserve-Sufa Nuclear Power Equipment Company	China	50
Flowserve Fluid Motion and Control (Suzhou) Co., Ltd.	China	100
Flowserve Technology (Shanghai) Co., Ltd.	China	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve XD Changsha Pump Co., Ltd.	China	50
Flowserve Colombia, Ltda.	Colombia	100
Flowserve Czech Republic, s.r.o.	Czech Republic	100
Naval OY	Finland	100
Flowserve France Holding S.N.C.	France	100
Flowserve France S.A.S.	France	100
Flowserve FSD S.A.S.	France	100
Flowserve Pleuger S.A.S.	France	100
Flowserve Polyvalves S.A.S.	France	100
Flowserve Pompes S.A.S.	France	100
Flowserve Sales International S.A.S.	France	100
Flowserve S.A.S.	France	100
Deutsche Ingersoll-Dresser Pumpen GmbH	Germany	100
Flowserve Ahaus GmbH	Germany	100
Flowserve Dortmund GmbH & Co. KG	Germany	100
Flowserve Dortmund Verwaltungs GmbH	Germany	100
Flowserve Essen GmbH	Germany	100
Flowserve Flow Control GmbH	Germany	100
Flowserve Hamburg GmbH	Germany	100
Flowserve Germany GmbH	Germany	100
Flowserve Germany Verwaltungs GmbH & Co. KG	Germany	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Gestra AG	Germany	100
IDP Pumpen GmbH	Germany	100
Flowserve Berlin International GmbH	Germany	100
Audco India Ltd.	India	50
Flowserve India Controls Pvt. Ltd.	India	100
Flowserve Microfinish Pumps Pvt. Ltd.	India	76
Flowserve Microfinish Valves Pvt. Ltd.	India	76
Flowserve Sanmar Limited	India	40
PT Flowserve	Indonesia	100
Audco Italiana Srl	Italy	12.5
Flowserve Srl	Italy	100
Flowserve/Valbart Flow Control S.r.l.	Italy	50
Ingersoll-Dresser Pumps Srl	Italy	100
Worthington Srl	Italy	100
Ebara-Byron Jackson, Ltd.	Japan	40
Flowserve Japan Co. Ltd.	Japan	100
Niigata Worthington Company Ltd.	Japan	100
Flowserve Kazakhstan LLP	Kazakhstan	100
Korea Seal Master Company Ltd.	South Korea	40
Flowserve Korea Ltd.	South Korea	100
Flowserve Finance S.a.r.l.	Luxembourg	100
Flowserve SAAG Sdn Bhd	Malaysia	70

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve (Mauritius) Corporation	Mauritius	100
Flowserve S.R.L. de C.V.	Mexico	100
Industrias Medina S.A. de C.V.	Mexico	36.6
Inmobiliaria Industrial de Leon S.A. de C.V.	Mexico	36.6
Maquiladora Industrial de Leon S.A. de C.V.	Mexico	36.6
Flowserve B.V.	Netherlands	100
Flowserve Finance B.V.	Netherlands	100
Flowserve Flow Control Benelux B.V.	Netherlands	100
Flowserve Netherlands C.V.	Netherlands	100
Flowserve Europe C.V.	Netherlands	100
Flowserve Netherlands Management B.V.	Netherlands	100
Flowserve International B.V.	Netherlands	100
Flowserve Repair & Services BV	Netherlands	100
Flowserve New Zealand Limited	New Zealand	100
Flowserve Norway A.S.	Norway	100
Flowserve Peru S.A.C.	Peru	100
Gestra Polonia SP. z.o.o.	Poland	100
Flowserve Portuguesa Mecanismos de Controlo de Fluxos, Lda.	Portugal	100
OOO Flowserve	Russia	100
Arabian Seals Company, Ltd.	Saudi Arabia	40
Flowserve Abahsain Co. Ltd.	Saudi Arabia	60

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve/Abahsain Flow Control Co. Ltd.	Saudi Arabia	60
Flowserve-Al Rushaid Company Ltd.	Saudi Arabia	51
Flowserve Pte. Ltd.	Singapore	100
Flowserve South Africa (Proprietary) Limited	South Africa	100
Flowserve S.A.	Spain	100
Flowserve Spain S.L.	Spain	100
Gestra Espanola, S.A.	Spain	100
Flowserve Sweden AB	Sweden	100
NAF AB	Sweden	100
Palmstierna International AB	Sweden	100
Calder GmbH	Switzerland	100
Flowserve S.A.	Switzerland	100
Flowserve Trading GmbH	Switzerland	100
Flowserve (Thailand) Limited	Thailand	100
Flowserve Al Mansoori Services Company Limited	United Arab Emirates	49
Flowserve Gulf FZE	United Arab Emirates	100
Audco Limited	United Kingdom	100
Flowserve International Limited	United Kingdom	100
Flowserve GB Limited	United Kingdom	100
Flowserve UK Finance Limited	United Kingdom	100
M.F. Sealing Systems Limited	United Kingdom	100
BW/IP New Mexico, Inc.	United States - Delaware	100

	Jurisdiction of
Name of Subsidiary	Incorporation	Percentage Ownership
Flowserve de Venezuela LLC	United States - Delaware	100
Flowcom Insurance Company, Inc.	United States - Hawaii	100
Flowserve Holdings, Inc.	United States - Delaware	100
Flowserve International, Inc.	United States - Delaware	100
Flowserve International Middle East Valves LLC	United States - Delaware	100
Flowserve Italy LLC	United States - Delaware	100
Flowserve LA Holdings LLC	United States - Delaware	100
Flowserve Management Company	United States - Delaware	100
Flowserve Mexico Holdings LLC	United States - Delaware	100
Flowserve Netherlands LLC	United States - Delaware	100
Flowserve Singapore LLC	United States - Delaware	100
Flowserve US Inc.	United States - Delaware	100
Flowserve Canada Holdings LLC	United States - Delaware	100
PMV - USA, Inc.	United States - Texas	100
Flowserve de Venezuela S.C.A.	Venezuela	100
Flowserve Vietnam Co. LLC	Vietnam	100